Exhibit 10.3

PROMISSORY NOTE- BURKELEY J. PRIEST

$33,341	Date: February 24, 2014

FOR VALUE RECEIVED, the undersigned, SmartData Corporation, of P.O. Box 1593 Moab, UT 84532 promises to pay to the order of Burkeley J. Priest ("Lender"), whose address is 1593 Moab, UT 84532, or such place as the Lender may designate in writing to the undersigned, the principal sum of Thirty-Three Thousand and Three Hundred and Forty-One Dollars ($33,341). The entire principal amount shall be repaid on or before February 24, 2016.

ARTICLE I

GENERAL PROVISIONS

1.1  Interest. The principal amount shall not be subject to interest.

1.2  Prepayment. All or part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty.

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1  Failure to Pay Principal.  The Company fails to pay any installment of Principal Amount or other sum due under this Debenture when due and such failure continues for a period of thirty (30) days after the due date and written notice to the Company from the Holder.

2.2  Breach of Covenant.  The Company breaches any material covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Company from the Holder.

2.3  Receiver or Trustee.  The Company or any Subsidiary of Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

2.4  Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Company or any subsidiary of Company or any of their property or other assets for more than $1,000,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

2.6  Bankruptcy.  Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company or any Subsidiary of Company and if instituted against them are not dismissed within forty-five (45) days of initiation.

ARTICLE III

MISCELLANEOUS

3.1  Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2  Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company to the Company at its address in the Memorandum dated February 17, 2014 or if the Company becomes a reporting company, on the address of its last report filed with the SEC and (ii) if to the Holder, to the name and address set forth on the Debenture Register.

3.3  Amendment Provision.  The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4  Assignability.  This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

3.5  Cost of Collection.  If default is made in the payment of this Debenture, Company shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

3.6  Governing Law.  This Debenture shall be governed by and construed in accordance with the laws of the State of Nevada, including, but not limited to, Nevada statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Nevada or in the federal courts located in the State of Nevada, Clark County.  Both parties and the individual signing this Agreement on behalf of the Company agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Debenture is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Debenture.  The parties waive trial by jury.

3.7  Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

3.8   Construction.   Each party acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

3.9  Shareholder Status.  The Holder shall not have rights as a shareholder of the Company with respect to its ownership of this Debenture.

3.10  Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Nevada, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

3.11  Officers or Directors. This Debenture is a direct obligation of the Company and no director or officer shall be personally obligated hereon.

IN WITNESS WHEREOF, Company has caused this Debenture to be signed in its name by an authorized officer as of the 24th day of February, 2014.

SmartData Corporation

By: /s/ Bruce Lybbert, Director
Authorized Officer